UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Memory Dx, LLC Transaction

On April 29, 2014, Amarantus Bioscience Holdings, Inc., a Nevada corporation (the “Company”) entered into an asset purchase agreement (the “MDx APA”) with Memory Dx, LLC, an Arizona limited liability company (“MDx”) pursuant to which the Company purchased all of the assets of MDx, including all right, title and interest in the LymPro Technology (as defined in the MDx APA). Such assets include all intellectual property, goodwill, patents and all copyrights owned by MDx (altogether, the “Assets”), subject to certain exclusions and further described in the APA.

As consideration for transfer of the Assets pursuant to the MDx APA, the Company shall pay to MDx (i) $50,000 upon execution of the MDx APA, (ii) $50,000 upon the date 60 days after execution of the MDx APA, and (iii) $50,000 on the date 120 days after execution of the MDx APA. Additionally, the Company shall issue to MDx upon delivery of the Assets, 1,500,000 shares of the Company’s common stock and shall provide MDx with piggy-back registration rights as it related to such shares.

Contingent upon (i) the Company entering into a direct licensing agreement with the University of Leipzig (“Leipzig”) pursuant to which Leipzig would grant the Company a direct license to certain assets now licensed to MDx by Leipzig, and (ii) MDx terminating the license agreement it currently holds with Leipzig as it relates to such licensed assets with the Company’s prior written consent, the Company shall issue to MDx, upon the date 10 days after the execution of a direct license agreement between the Company and Leipzig, 6,500,000 shares of the Company’s common stock and shall provide MDx with piggy-back registration rights as it related to such shares.

The Company released a press release with respect to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Provista Diagnostics, Inc. Transaction

On May 1, 2014, the Company entered into an asset purchase agreement (the “Provista APA”) with Provista Diagnostics, Inc., a Delaware Corporation (“Provista”) pursuant to which the Company purchased certain assets of Provista related to a fluorescently activated cell sorter (“FACS”), including all right, title and interest in the certain assets, equipment, software and technology related to FACS (altogether, the “Assets”).

As consideration for transfer of the Assets pursuant to the Provista APA, the Company shall, upon closing of the Provista APA, pay to Provista a one-time cash payment of $20,000.

The foregoing descriptions of the MDx APA and the Provista APA, and related transactions, does not purport to be complete and are qualified in their entirety by reference to the complete text of each of the MDx APA and Provista APA, which are filed as Exhibit 10.1 and Exhibit 10.2 respectively hereto, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: May 5, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer